Exhibit 99.2

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

UNAUDITED COMBINED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

COMBINED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$559,573	$1,368,927
Contract receivable	1,610,750	1,900,892
Contract assets	203,282	114,823
Inventories, net	1,743,753	1,272,397
Prepaid expenses and other current assets	57,020	168,829
Total Current Assets	4,174,378	4,825,868

Property and equipment, net	584,039	589,588
Operating lease right-of-use assets	858,570	224,398
Other assets	36,092	47,431
TOTAL ASSETS	$5,653,079	$5,687,285

LIABILITIES AND OWNERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$920,651	$341,265
Contract liabilities	3,602,168	4,113,669
Current portion of notes payable	74,909	63,932
Current portion of finance lease liabilities	7,972	7,654
Current portion of operating lease liabilities	245,850	186,825
Total Current Liabilities	4,851,550	4,713,345

Notes payable, net of current portion	492,305	155,625
Finance lease liabilities, net of current portion	10,628	16,197
Operating lease liabilities, net of current portion	636,697	42,166
TOTAL LIABILITIES	5,991,180	4,927,333

Owners’ Equity
Owners’ equity	(338,101)	759,952
Total Owner’s Equity	(338,101)	759,952
TOTAL LIABILITIES AND OWNERS’ EQUITY	$5,653,079	$5,687,285

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

COMBINED STATEMENTS OF INCOME AND CHANGES IN OWNERS’ EQUITY

(Unaudited)

	For the Periods Ended September 30,
	2021	2020
Net sales	$18,501,565	$13,019,911
Cost of sales	12,697,676	9,164,080
Gross Profit	5,803,889	3,855,831

Operating Expenses:
General and administrative	713,387	676,148
Personnel	2,032,762	1,800,032
Occupancy	352,467	256,381
Depreciation and amortization	170,077	159,090
Total Operating Expenses	3,268,693	2,891,651

Income From Operations	2,535,196	964,180

Other Income (Expense)
Other income	5	320
Interest expense	(11,391)	(17,248)
Disposal of property and equipment	37,000	44,090
Total Other Income (Expense)	25,614	27,162

Net Income	$2,560,810	$991,342

Owners’ Equity - Beginning	$759,952	$73,858
Distribution paid	(3,658,863)	(770,000)
Owners’ Equity - Ending	$(338,101)	$295,200

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

COMBINED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Periods Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,560,810	$991,342
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	170,077	159,090
Inventory reserve	41,729	-
Amortization of operating lease right-of-use assets	262,591	182,130
Loss (gain) on disposal of property and equipment	(37,000)	(44,090)
Changes in current assets and liabilities:
Contract receivables	290,142	(1,715,229)
Contract assets	(88,459)	(112,112)
Inventory	(513,085)	(298,651)
Prepaid expenses and other assets	123,148	(42,706)
Accounts payable and accrued expenses	579,386	326,099
Contract liabilities	(511,501)	1,607,873
Operating lease liabilities	(243,207)	(183,050)
Net cash provided by operating activities	2,634,631	870,696

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(30,000)	(73,373)
Net cash used in investing activities	(30,000)	(73,373)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	362,815	1,184,452
Repayments of notes payable	(112,686)	(61,631)
Repayments of financing lease liabilities	(5,251)	(4,095)
Distributions paid	(3,658,863)	(770,000)
Net cash provided by (used in) financing activities	(3,413,985)	348,726

NET CHANGE TO CASH AND CASH EQUIVALENTS	(809,354)	1,146,049
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,368,927	1,212,972
CASH AND CASH EQUIVALENTS, END OF PERIOD	$559,573	$2,359,021

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$9,577	$12,908
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Operating lease right-of-use asset and liability	$896,763	$-
Operating lease right-of-use asset and liability remeasurement	$-	$86,971
Financed purchases of fixed assets	$74,354	$80,874

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

September 30, 2021 and 2020

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

High Mountain Door & Trim Inc. (“HMD&T”) was formed under the laws of the State of Nevada on April 4, 2014. Sierra Homes, LLC, dba Innovative Cabinets & Design (“IC&D”) was formed under the laws of the State of Nevada on June 17, 2008. The entities collectively are referred to throughout as “we”, “us”, “our” or “the Company.”

HMD&T is headquartered in Reno, NV, and specializes in all aspects of finished carpentry products and services, working primarily with large homebuilders of single-family homes and commercial and multi-family developers. Finished carpentry includes all the finishing required for single-family and multi-family residential dwellings; these include doors, door frames, baseboards, crown molding, cabinetry, bathroom sinks and cabinets, hardware, bookcases, built-in closets, fireplace mantles, millwork, and window installations.

IC&D is headquartered in Reno, NV, and specializes in custom cabinetry and countertops working primarily with single-family homeowners, builders of multi-family homes, as well as commercial clients. Custom cabinetry and countertops include custom cabinet and countertop design and installation work in remodeling kitchens, bathrooms, home offices, etc.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The combined financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are presented in US dollars. All intercompany transactions have been eliminated. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. At September 30, 2021 and 2020, the Company had $56,396 and $2,089,979, respectively, in its domestic accounts in excess of Federal Deposit Insurance Corporation (“FDIC”) insured limits. No losses have been incurred by the Company as a result of such excesses of FDIC limits.

Use of Estimates

The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. It is reasonably possible that changes may occur in the near term that would affect management’s estimates with respect to the cost-to-cost measure of progress method, allowance for doubtful accounts, and inventory reserve. Revisions in estimated revenue from contracts are made in the year in which circumstances requiring the revision become probable.

Revenue and Cost Recognition

The Company records revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606. This Accounting Standards Update (“ASU”) is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

September 30, 2021 and 2020

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue and Cost Recognition (Continued)

Our revenues are derived primarily through contracts with customers whereby we specialize in all aspects of products and services relating to finished carpentry, custom cabinetry, and countertops. We recognize revenue when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. We account for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance, and collectability of consideration is probable.

A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Most of our contracts are bundled to include both material and installation services, we combine these items into one performance obligation as the overall promise to transfer the individual goods or services is not separately identifiable from other promises in the contract and, therefore, is not distinct. We do offer assurance-type warranties on certain of our installed products and services that do not represent a separate performance obligation and, as such, do not impact the timing or extent of revenue recognition.

For any of our contracts that are not complete at the reporting date, we recognize revenue over time, because of the continuous transfer of control to the customer as work is performed at the customer’s site and, therefore, the customer controls the asset as it is being installed. We utilize the cost-to-cost measure of progress method as we believe this best depicts the transfer of control of assets to the customer, which occurs as costs are incurred. When this method is used, we estimate the costs to complete individual contracts and record as revenue that portion of the total contract price that is considered complete based on the relationship of costs incurred to date to total anticipated costs. Unforeseen events and circumstances can alter the estimate of the costs associated with a particular contract. Total estimated costs at completion, can be impacted by changes in productivity, scheduling, cost of labor, and materials. Additionally, external factors such as weather, and customer delays may affect the progress of a project’s completion, and thus the timing and amount of revenue recognition, cash flow, and profitability from a particular contract may be adversely affected.

An insignificant portion of our sales, primarily retail sales, is accounted for on a point-in-time basis when the sale occurs. Sales taxes, when incurred, are recorded as a liability and excluded from revenue on a net basis.

Our contracts can be subject to modification to account for changes in contract specifications and requirements. We consider contract modifications to exist when the modification either creates new, or changes the existing, enforceable rights and obligations. Most of our contract modifications are for goods or services that are not distinct from the existing contract due to the significant integration service provided in the context of the contract and are accounted for as if they were part of that existing contract. The effect of a contract modification on the transaction price and our measure of progress for the performance obligation to which it relates, is recognized as an adjustment to revenue on a cumulative catch-up basis.

All contracts are billed either contractually or as work is performed. Billing on our long-term contracts occurs primarily on a monthly basis throughout the contract period whereby we submit progress invoices for customer payment based on actual or estimated costs incurred during the billing period. On some of our contracts the customer may withhold payment on an invoice equal to a percentage of the invoice amount, which will be subsequently paid after satisfactory completion of each project. This amount is referred to as retainage and is common practice in the construction industry, as it allows for customers to ensure the quality of the service performed prior to full payment. The retention provisions are not considered a significant financing component.

Cost of revenues earned include all direct material and labor costs and those indirect costs related to contract performance. The cost of significant uninstalled materials, re-work, or scrap is generally excluded from the cost-to-cost measure of progress as it is not proportionate to the entity’s progress in satisfying the performance obligation.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

September 30, 2021 and 2020

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Contract Assets and Contract Liabilities

We record a contract asset when we have satisfied our performance obligation prior to billing and a contract liability when a customer payment is received prior to the satisfaction of our performance obligation. The difference between the beginning and ending balances of our contract assets and liabilities primarily results from the timing of our performance and the customer’s payment. At times, we have a right to payment from previous performance that is conditional on something other than passage of time, such as retainage, which is included in contract assets or contract liabilities, as determined on a contract-by-contract basis.

As of September 30, 2021, the Company had $512,585 in retainage, of which $203,282 was netted against contract liabilities. As of December 31, 2020, the Company had $274,941 in retainage, of which $114,823 was netted against contract liabilities.

Accounts Receivable

Accounts receivable include billed and unbilled amounts for services provided to customers for which we have an unconditional right to payment. Billed and unbilled amounts for which payment is contingent on anything other than the passage of time are included in contract assets and contract liabilities on a contract-by-contract basis.

The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. The Company historically collects substantially all its contract receivables from customers and bad debt expense has been historically immaterial to the combined financial statements. Uncollectible balances are expensed in the period it is determined to be uncollectible. The Company had no significant concentrations of receivables balances as of September 30, 2021 and December 31, 2020, respectively.

Inventories

Inventory mainly consists of doors, door frames, baseboards, crown molding, cabinetry, countertops, custom cabinets, closet shelving, and other related products. We value inventory at each balance sheet date to ensure that it is carried at the lower of cost or net realizable value with cost determined based on the average cost basis. A reserve for slow-moving and potentially obsolete inventories is recorded as of each balance sheet date and total inventories are presented net of that reserve. The Company periodically evaluates the value of items in inventory and provides write-downs to inventory based on its estimate of market conditions. The Company estimated an obsolescence allowance of $118,029 and $76,300 at September 30, 2021 and December 31, 2019, respectively.

Property and Equipment

Property and equipment is stated at the historical cost and depreciated on a straight-line method over the estimated useful life of the asset. Expected useful lives of property and equipment vary but generally are the shorter of lease life or five years for leasehold improvements and five years for vehicles, equipment, and office furniture.

Long-lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When projections indicate that the carrying value of the long-lived asset is not recoverable, the carrying value is reduced by the estimated excess of the carrying value over the fair value. An impairment charge is recognized if the carrying amount is not recoverable and the carrying amount exceeds the fair value of the long-lived assets as determined by projected discounted net future cashflows.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

September 30, 2021 and 2020

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Leases

The Company recognizes right-of-use ("ROU") assets and related lease liabilities on the balance sheet for all leases greater than one year in duration. Lease liabilities and their corresponding ROU assets are initially measured at the present value of the unpaid lease payments as of the lease commencement date. As most of the Company's leases do not provide an implicit rate, the Company uses an estimated incremental borrowing rate ("IBR") based on the information available at the commencement date of the respective lease to determine the present value of future payments. The determination of the IBR requires judgment and is primarily based on publicly available information for companies within the same industry and with similar credit profiles. The Company adjusts the rate for the impact of collateralization, the lease term and other specific terms included in each lease arrangement. The IBR is determined at the lease commencement and is subsequently reassessed upon a modification to the lease arrangement.

Operating lease payments are recognized as an expense on a straight-line basis over the lease term and equal amounts of rent expense is attributed to each period during the term of the lease, regardless of when actual payments are made. This generally results in rent expense in excess of cash payments during the early years of a lease and rent expense less than cash payments in later years. The difference between rent expense recognized and actual rental payments is typically represented as the spread between the ROU asset and lease liability.

Our facilities’ operating leases have lease and non-lease fixed cost components, which we account for as one single lease component in calculating the present value of minimum lease payments. Variable lease and non-lease cost components are expensed as incurred.

We do not recognize ROU assets and lease liabilities for short-term leases that have an initial lease term of 12 months or less. We recognize the lease payments associated with short-term leases as an expense on a straight-line basis over the lease term.

Completed Acquisition

On September 23, 2021, 1847 Cabinet Inc. (“1847 Cabinet”), a wholly owned subsidiary of 1847 Holdings LLC (“1847 Holdings”), entered into a securities purchase agreement with the Company, and Steven J. Parkey and Jose D. Garcia-Rendon (together, the “Sellers”), pursuant to which 1847 Cabinet agreed to acquire all of the issued and outstanding capital stock or other equity securities of the Company from the Sellers (the “Acquisition”).

On October 6, 2021, 1847 Cabinet, the Company and the Sellers entered into amendment No. 1 to securities purchase agreement to amend certain terms of the securities purchase agreement. On October 8, 2021, closing of the Acquisition was completed.

Pursuant to the terms of the securities purchase agreement, as amended (the “Purchase Agreement”), 1847 Cabinet acquired all of the issued and outstanding capital stock or other equity securities of the Company from the Sellers for an aggregate purchase price of $16,567,845, after certain adjustments made at closing and subject to additional post-closing adjustments as described below. The purchase price consists of (i) $10,687,500 in cash and (ii) the issuance by 1847 Cabinet of 6% subordinated convertible promissory notes in the aggregate principal amount of $5,880,345.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

September 30, 2021 and 2020

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Completed Acquisition (Continued)

The purchase price is subject to a post-closing working capital adjustment provision. On or before the 75th day following the closing, 1847 Cabinet must deliver to the Sellers its calculation of the final net working capital of the Company as of the closing date. If such final net working capital exceeds the estimated net working capital, 1847 Cabinet must, within seven days, pay to the Sellers an amount of cash that is equal to such excess. If the estimated net working capital exceeds the final net working capital, the Sellers must, within seven days, pay to 1847 Cabinet an amount in cash equal to such excess. As of the date of this report, the post-closing working capital adjustment has not been completed notwithstanding the fact that the date of this report is past the 75th day following closing. The Company and 1847 Cabinet have agreed with the Sellers to finalize the post-working capital adjustment promptly following the date of this report

As noted above, a portion of the purchase price for the Acquisition was paid by the issuance of 6% subordinated convertible promissory notes in the aggregate principal amount of $5,880,345 by 1847 Cabinet to the Sellers (the “Seller Notes”). The Seller Notes bear interest at a rate of six percent (6%) per annum and are due and payable on October 8, 2024; provided that upon an event of default (as defined in the Seller Notes), such interest rate shall increase to ten percent (10%) per annum. 1847 Cabinet may prepay the Seller Notes in whole or in part, without penalty or premium, upon ten (10) business days prior written notice to the holders of the Seller Notes.

At any time prior to October 8, 2022, the holders may, in their sole discretion, elect to convert up to twenty percent (20%) of the original principal amount of the Seller Notes and all accrued, but unpaid, interest into such number of shares of the common stock of 1847 Cabinet determined by dividing the amount to be converted by a conversion price determined by dividing (i) the fair market value of 1847 Cabinet (determined in accordance with the Seller Notes) by (ii) the number of shares of 1847 Cabinet outstanding on a fully diluted basis. The holders may also exchange the Seller Notes or any portion thereof for securities of the Company pursuant to the exchange agreement described below.

Pursuant to the terms of the Seller Notes, 1847 Cabinet must provide at least thirty (30) days prior notice prior to the consummation of a corporate transaction (as defined in the Seller Notes), which generally includes (i) the sale of all or substantially all of the assets of 1847 Cabinet and the Company, (ii) the merger, consolidation or any other reorganization of any of these companies, other than a reorganization where the holders of the voting securities of such companies prior to such reorganization continue to hold a majority of the outstanding voting securities after such reorganization; or (iii) any transfer (whether by sale, merger, consolidation or otherwise) of more that fifty percent (50%) of the outstanding voting securities of any of these companies. In the event of such corporate transaction, the Sellers may exercise their right to convert a portion of the outstanding principal balance and accrued but unpaid interest into 1847 Cabinet’s common stock, exercise their right to exchange all or any portion of the outstanding principal balance and accrued but unpaid interest pursuant to the exchange agreement, and/or accelerate the maturity date such that the outstanding principal balance together with all accrued but unpaid interest and all other amounts payable under the Seller Notes (less any amounts to be converted or exchanged, if applicable) shall become due and payable in full upon the consummation of the corporate transaction.

The Seller Notes contain customary events of default, including in the event of a default under the Senior Notes described below. The rights of the holders to receive payments under the Seller Notes are subordinated to the rights of the Purchasers under Senior Notes described below.

On October 8, 2021, the Company entered into an exchange agreement with the Sellers (the “Exchange Agreement”), pursuant to which the Company granted the Sellers and their permitted assigns the right, but not the obligation, to exchange all of the principal amount and accrued but unpaid interest under the Seller Notes as may be the outstanding from time to time or any portion thereof for a number of common shares of the Company to be determined by dividing the amount to be converted by an exchange price equal to the higher of (i) the 30-day volume weighted average price for the common shares on the primary national securities exchange or over the counter market on which the common shares are traded over the thirty (30) trading days immediately prior to the applicable exchange date or (ii) $2.50 (subject to equitable adjustments for stock splits, stock combinations, recapitalizations and similar transactions).

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

September 30, 2021 and 2020

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Cash, restricted cash, receivables, inventory, and prepaid expenses approximate fair value. The fair value hierarchy is defined in the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

Income Taxes

All combined entities have elected to be taxed as an “S Corporation” under the provisions of the Internal Revenue Code and comparable state income tax law. As an S Corporation, the Company is generally not subject to corporate income taxes and the Company’s net income or loss is reported on the individual tax return of the stockholder of the Company. Therefore, no provision or liability for income taxes is reflected in the combined financial statements.

Management has evaluated its tax positions and has concluded that the Company had taken no uncertain tax positions that could require adjustment or disclosure in the combined financial statements to comply with provisions set forth in ASC 740, Income Taxes.

Impact of COVID-19

In December 2019, a novel strain of coronavirus (“COVID-19”) emerged in China. On March 11, 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. The extent of the COVID-19 pandemic’s continued effect on our operational and financial performance and those of third parties on which the Company relies will depend on future developments, including the duration, spread and intensity of the outbreak, the pace at which jurisdictions across the country re-open and restrictions begin to lift. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. The Company does not yet know the full extent of potential impacts on its business and financing. However, these effects could have a material impact on the Company’s liquidity, capital resources, operations and business and those of the third parties on which the Company relies.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13 Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2019. This pronouncement was amended under ASU 2019-10 to allow an extension on the adoption date for entities that qualify as a small reporting company. The Company has elected this extension and the effective date for the Company to adopt this standard will be for fiscal years beginning after December 15, 2022. The Company has not completed its assessment of the standard but does not expect the adoption to have a material impact on the Company’s financial position, results of operations, or cash flows.

The Company currently believes that all other issued and not yet effective accounting standards are not relevant to the Company’s combined financial statements.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

September 30, 2021 and 2020

NOTE 3 – REVENUE RECOGNITION

The following table presents the Company’s revenues disaggregated by type of service of such revenue recognized during the nine months ended September 30, 2021 and 2020:

	September 30, 2021	September 30, 2020

Finished carpentry	$13,912,885	$8,474,562
Custom cabinets and countertops	4,588,680	4,545,349

Net revenues	$18,501,565	$13,019,911

The following outstanding contract assets and liabilities related to our uncompleted contracts and customer deposits were as follows at September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020

Contract assets	$309,303	$160,118
Contract liabilities	$3,708,189	$4,158,964

The difference between contract assets and contract liabilities as of September 30, 2021 compared to December 31, 2020 is primarily the result of timing differences between our performance of obligations under contracts and customer payments. We did not recognize any impairment losses on our receivables and contract assets during the nine months ended September 30, 2021 and 2020.

As of September 30, 2021, the Company had approximately $17.5 million of estimated revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially satisfied).

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following at September 30, 2021 and December 31, 2020:

	September 30,	December 31,
	2021	2020
Leasehold improvements	$26,941	$26,941
Transportation equipment	913,010	785,982
Machinery and equipment	241,304	241,304
Office furniture and equipment	118,288	118,288
Total property and equipment	1,299,543	1,172,515
Less: accumulated depreciation	(715,504)	(582,927)
Property and equipment, net	$584,039	$589,588

Depreciation expense for the nine months ended September 30, 2021 and 2020 was $170,077 and $159,090, respectively.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

September 30, 2021 and 2020

NOTE 5 – LEASES

Financing Leases

On February 14, 2019, the Company entered in an equipment financing lease to purchase a lift truck for $24,337, maturing on January 19, 2024. As of September 30, 2021 and December 31, 2020, the balance payable was $12,278 and $15,869, respectively.

On June 2, 2020, the Company entered in an equipment financing lease to purchase office printers for $9,240, maturing on May 2, 2024. As of September 30, 2021 and December 31, 2020, the balance payable was $6,322 and $7,982, respectively.

Following is a summary of payments due on financing leases for the succeeding five years:

Period Ending September 30,	Amount
2021 - remaining	$2,041
2022	8,161
2023	8,161
2024	1,515
2025	-
Thereafter	-
Total payments	19,878
Less: amount representing interest	(1,278)
Present value of minimum lease payments	$18,600

As of September 30, 2021 and December 31, 2020, the weighted-average remaining lease term for all finance leases is 2.40 years and 3.10 years, respectively.

Operating Leases

The Company has three facility leases, including a warehouse, showroom, and office facilities under long-term leases.

Commencing January 20, 2020, the Company amended their design center lease by extending the lease for an additional 3 years and provides a base rent of $2,936 for the first 12 months, which will increase by 3 percent every 12 months. In addition, the Company is responsible for all taxes, insurance, and certain operating costs during the lease term. The lease agreement contains customary events of default, representations, warranties and covenants. As a result of the lease amendment, the Company remeasured the lease and recognized an additional $86,971 lease liability and corresponding ROU asset.

On December 7, 2020, the Company entered into a new warehouse and office lease, which commenced on January 1, 2021. The lease has a 5-year term and provides a base rent of $15,600 for the first 12 months, which will increase by 3.5 percent every 12 months. In addition, the Company is responsible for the proportional share taxes, insurance, and certain operating costs during the lease term. The lease agreement contains customary events of default, representations, warranties and covenants. As a result of the lease, the Company recognized a $896,763 lease liability and corresponding ROU asset.

As of September 30, 2021 and December 31, 2020, the weighted-average remaining lease term for all operating leases is 4.8 years and 1.3 years, respectively.

Because the Company generally does not have access to the rate implicit in operating leases, we utilize our incremental borrowing rate as the discount rate. The weighted average discount rate associated with operating leases as of September 30, 2021 and December 31, 2020 is 4.06 percent and 6.09 percent, respectively.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

September 30, 2021 and 2020

NOTE 5 – LEASES (CONTINUED)

Operating Leases (Continued)

The Company recognizes operating lease expense on a straight-line basis over the lease term. Rental expense under the operating lease for the nine months ended September 30, 2021 and 2020 were $295,382 and $204,971, respectively.

Supplemental balance sheet information related to lease at September 30, 2021 was as follows:

Operating lease right-of-use asset	$858,570
Lease liability, current portion	245,850
Lease liability, long-term	636,697
Total operating lease liability	882,547
Weighted-average remaining lease term (months)	58
Weighted average discount rate	4.06%

Future minimum lease payments under operating leases as of September 30, 2021 were as follows:

Period Ending September 30,	Amount
2021 - remaining	$87,741
2022	230,191
2023	208,020
2024	204,558
2025	210,695
Thereafter	18,085
Total	$959,290
Less imputed interest	(76,743)
Total lease liability	$882,547

NOTE 6 – NOTES PAYABLE

The Company has financed purchases of transportation vehicles with notes payable which are secured by the vehicles purchased.

On March 24, 2021, the Company received $362,815 from a second Paycheck Protection Program (“PPP”) loan from the Small Business Administration (“SBA”) under provisions of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The PPP loan has a two-year term and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments are deferred for six months after the date of disbursement. The PPP provides that the PPP loan may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act. The Company used the proceeds from the PPP loans for qualifying expenses and to applied for forgiveness of the PPP loans in accordance with the terms of the CARES Act. Subsequent to period end, on October 6, 2021, the Company received notice from Heritage Bank of Nevada that its loan had been forgiven in its entirety by the SBA.

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

September 30, 2021 and 2020

NOTE 6 – NOTES PAYABLE (CONTINUED)

Notes payable consist of the following at September 30, 2021 and December 31, 2020:

	Origination	Maturity	Interest	September 30	December 31,
Lender	Date	Date	Rate	2021	2020
Reno Buick GMC Cadillac	12/09/16	12/23/22	4.70%	$8,326	$13,088
Future Ford Lincoln	07/31/18	08/14/23	6.09%	10,098	13,735
Future Ford Lincoln	07/31/18	08/14/23	6.09%	6,062	8,245
Future Ford Lincoln	07/31/18	08/14/23	6.09%	6,062	8,245
Future Ford Lincoln	07/31/18	08/14/23	6.09%	10,098	13,735
US Bank	04/10/19	04/01/24	6.80%	37,763	47,544
Future Ford Lincoln	06/13/19	06/28/23	6.34%	7,997	11,158
Future Ford Lincoln	06/13/19	06/28/23	6.34%	10,425	14,544
Future Ford Lincoln	12/27/19	01/10/24	5.24%	8,359	10,832
Future Ford Lincoln	12/27/19	01/10/24	5.24%	11,445	14,831
Reno Buick GMC Cadillac	02/26/20	03/11/26	3.99%	-	31,800
Reno Buick GMC Cadillac	02/26/20	03/11/26	3.99%	-	31,800
Future Ford Lincoln	02/03/21	02/20/26	3.74%	32,163	-
Reno Buick GMC Cadillac	02/03/21	02/20/26	3.74%	17,113	-
Reno Buick GMC Cadillac	02/03/21	02/20/26	3.74%	17,113	-
Heritage Bank of Nevada	03/24/21	03/26/23	1.00%	362,815	-
Future Ford Lincoln	05/12/21	05/26/25	3.74%	12,060	-
Future Ford Lincoln	05/12/21	05/26/25	3.74%	9,315	-
Total notes payable				$567,214	$219,557
Less: current portion				(74,909)	(63,932)
Notes payable, net of current portion				$492,305	$155,625

Following is a summary of notes payable payments due for the succeeding five years:

Period Ending September 30,	Amount
2021 - remaining	$18,345
2022	75,947
2023	424,347
2024	27,362
2025	18,503
Thereafter	2,710
Total	$567,214

HIGH MOUNTAIN DOOR & TRIM INC. AND SIERRA HOMES, LLC

(D/B/A INNOVATIVE CABINETS & DESIGN)

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

September 30, 2021 and 2020

NOTE 7 – SUPPLIER CONCENTRATION

Significant customers and suppliers are those that account for greater than ten percent of the Company’s revenues and purchases.

During the nine months ended September 30, 2021 and 2020, the Company purchased a substantial portion of finished goods from four third-party vendors, which compromised 46.6 percent and 53.8 percent of the Company’s purchases, respectively. The Company believes there are numerous other suppliers that could be substituted should the supplier become unavailable or non-competitive.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

There are no legal proceedings which the Company believes will have a material adverse effect on its financial position.

NOTE 9 – SUBSEQUENT EVENTS

On October 29, 2021, the Company entered into a new warehouse and office lease with an estimated commencement date of February 1, 2022. The lease has a 5-year term and provides a base rent of $29,400 for 12 months, which will increase by 4 percent every 12 months. In addition, the Company is responsible for the proportional share of taxes, insurance, and certain operating costs during the lease term. The lease agreement contains customary events of default, representations, warranties and covenants.

On October 6, 2021, 1847 Cabinet, the Company and the Sellers entered into amendment No. 1 to securities purchase agreement to amend certain terms of the securities purchase agreement. On October 8, 2021, closing of the Acquisition was completed. Pursuant to the terms of the securities purchase agreement, as amended, 1847 Cabinet acquired all of the issued and outstanding capital stock or other equity securities of the Company from the Sellers for an aggregate purchase price of $16,567,845, after certain adjustments made at closing and subject to additional post-closing adjustments. The purchase price consists of (i) $10,687,500 in cash and (ii) the issuance by 1847 Cabinet of 6% subordinated convertible promissory notes in the aggregate principal amount of $5,880,345 as described further in Note 2.

Subsequent to September 30, 2021, the Company paid $349,000 in owner distributions.